Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2012 Stock Incentive Plan and the 2013 Stock Incentive Plan of AmpliPhi Biosciences Corporation of our report dated April 15, 2015, with respect to the consolidated financial statements of AmpliPhi Biosciences Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Richmond, Virginia

April 16, 2015